Exhibit 10.2
KENNAMETAL INC.
DIRECTORS STOCK INCENTIVE PLAN
As Amended and Restated on December 30, 2008
ARTICLE I
General Provisions
     Section 1.1 Establishment and Purpose. Kennametal Inc. (the “Company”) established and maintains the Kennametal Inc. Directors Stock Incentive Plan (the “Plan”) pursuant to which each member of the Board of Directors of the Company who is not an employee of the Company or any of its subsidiaries (a “Non-Employee Director”) shall be eligible: (a) to elect to receive shares of the Company’s capital stock, par value $1.25 per share (the “Capital Stock”), in lieu of cash compensation; and (b) through an election to defer receipt of compensation to be earned by such Non-Employee Director, to have Stock Credits (as hereinafter defined) credited to an account established for such Non-Employee Director by the Company. The purpose of the Plan is to assist the Company in attracting, retaining and motivating highly qualified Non-Employee Directors and to promote identification of, and align Non-Employee Directors’ interests more closely with, the interests of the stockholders of the Company. The Plan is amended and restated as set forth herein to comply with Section 409A (as hereinafter defined).
     Section 1.2 Definitions. In addition to the terms previously or hereafter defined herein, the following terms when used herein shall have the meaning set forth below:
     “Board” shall mean the Board of Directors of the Company.
     “Code” shall mean the Internal Revenue Code of 1986, as amended, or any successor statute thereto.
     “Committee” shall mean the committee of the Board appointed by the Board to administer the Plan. Unless otherwise determined by the Board, the Committee shall be the Nominating/Corporate Governance Committee of the Board.
     “Compensation” shall mean all cash fees to be paid to a Non-Employee Director for service rendered to the Company as a director (including services on any Committee of the Board of Directors for which committee fees are specifically authorized), but excluding Deferred Compensation.
     “Deferred Compensation” shall mean Compensation that is deferred pursuant to the Kennametal Inc. Deferred Fee Plan for Outside Directors, as amended.
     “Fair Market Value” shall mean, as of any date, the mean of the highest and lowest sales prices for the Capital Stock as reported in the New York Stock Exchange—Composite

Transactions reporting system for the date in question or, if no sales were effected on such date, on the next preceding date on which sales were effected.
     “Plan Year” shall mean the twelve-month period beginning January 1 and ending December 31 in any particular year.
     “Section 409A” shall mean Section 409A of the Code, the regulations and other binding guidance promulgated thereunder.
     “Separation from Service” shall mean the Non-Employee Director’s death, retirement or other termination of service with the Company and all of its controlled group members within the meaning of Section 409A. For purposes hereof, the determination of controlled group members shall be made pursuant to the provisions of Section 414(b) and 414(c) of the Code; provided that the language “at least 50 percent” shall be used instead of “at least 80 percent” in each place it appears in Section 1563(a)(1),(2) and (3) of the Code and Treas. Reg. § 1.414(c)-2. Whether the Non-Employee Director has a Separation from Service will be determined based on all of the facts and circumstances and in accordance with the guidance issued under Section 409A.
     “Stock Credit” shall mean a credit that is equivalent to one share of Capital Stock.
     Section 1.3 Administration. The Plan shall be administered by the Committee. The Committee shall serve at the pleasure of the Board of Directors. A majority of the Committee shall constitute a quorum, and the acts of a majority of the members of the Committee present at any meeting at which a quorum is present, or acts approved in writing by a majority of the members of the Committee, shall be deemed the acts of the Committee. The Committee is authorized and has sole authority and discretion to interpret and construe the Plan, to make all determinations and take all other actions necessary or advisable for the administration of the Plan, and to delegate to employees of the Company or any subsidiary the authority to perform administrative functions under the Plan; provided, however, that the Committee shall have no authority to determine the persons entitled to receive Capital Stock or Stock Credits under the Plan nor the timing, amount or price of Capital Stock or Stock Credits issued under the Plan.
     Section 1.4 Eligibility. An individual who is a Non-Employee Director shall be eligible to participate in the Plan.
     Section 1.5 Capital Stock Subject to the Plan. The maximum number of shares of Capital Stock that may be issued pursuant to the Plan is 400,000. Capital Stock to be issued under the Plan may be either authorized and unissued shares of Capital Stock or shares of Capital Stock held in treasury by the Company.
ARTICLE II
Elections and Distributions
     Section 2.1 Elections to Receive Capital Stock from Compensation. Any Non-Employee Director may elect in writing, on a form prescribed by the Committee, to receive Capital Stock under this Plan in lieu of all or a portion of the Compensation otherwise payable to such Non-Employee Director in any Plan Year (a “Stock Acquisition Election”). If a Non-

Employee Director makes a Stock Acquisition Election, the Non-Employee Director shall receive, on the date that the Compensation otherwise would have been paid, the number of shares of Capital Stock that could have been purchased on that date based on the amount of Compensation subject to the Stock Acquisition Election and the Fair Market Value of the Capital Stock on that date, rounded up to the nearest whole share. In the absence of a Stock Acquisition Election, all Compensation shall be paid to the Non-Employee Director in cash in accordance with the Company’s policies and procedures. Certificates for Capital Stock acquired by the Non-Employee Director pursuant to a Stock Acquisition Election shall be issued quarterly following the period during which such Capital Stock is acquired, as provided above.
     Section 2.2 Elections to Receive Stock Credits from Deferred Compensation. Any Non-Employee Director may elect in writing, on a form prescribed by the Committee, to receive Stock Credits under this Plan in any Plan Year with respect to all or a portion of the Compensation otherwise payable to the Non-Employee Director in that Plan Year (a “Stock Credit Election”). If a Non-Employee Director makes a Stock Credit Election, an account established for the Non-Employee Director and maintained by the Company shall be credited with that number of Stock Credits equal to the number of shares of Capital Stock (including fractions of a share to four decimal places) that could have been purchased with the amount of Compensation subject to a Stock Credit Election based on the Fair Market Value of the Capital Stock on the day that the Compensation would have been paid to the Non-Employee Director. . The Committee may establish one or more Stock Credit accounts for a Non-Employee Director as deemed necessary or appropriate for the proper administration of the Plan.
     Section 2.3 Terms and Conditions of Elections. A Stock Acquisition Election or Stock Credit Election (an “Election”) shall be subject to the following terms and conditions, as applicable:
     (a) An Election for a Plan Year shall be in writing and shall be irrevocable for the applicable Plan Year; and
     (b) An Election shall be effective for any Plan Year only if made on or prior to December 31st of the calendar year immediately preceding the beginning of the Plan Year to which the Election relates (or such other date as permitted by the Committee to the extent consistent with Section 409A). A Non-Employee Director who first becomes eligible to participate in the Plan may file an Election (“Initial Election”) at any time prior to the 30-day period following the date on which the Non-Employee Director initially becomes eligible to participate in the Plan. With respect to a Stock Credit Election, any such Initial Election shall only apply to Compensation earned and payable for services rendered after the date on which the Stock Credit Election is delivered to the Company. Accordingly, if a Stock Credit Election is made in the first-year of eligibility but after the beginning of the Plan Year, then, with respect to Compensation that is earned based on a specific performance period, the Initial Election shall only apply to the total amount of any such Compensation multiplied by the ratio of (i) the number of days remaining in the performance period after the Stock Credit Election to (ii) the total number of days in the performance period; and

     (c) Except as otherwise specifically provided in an Election form, an Election shall remain in effect only for the Plan Year to which it applies..
     Section 2.4 Adjustment of Stock Credit Accounts.
     (a) Cash Dividends—As of the date that any cash dividend is paid to stockholders of the Company, the Non-Employee Director’s Stock Credit account shall be credited with additional Stock Credits equal to the number of shares of Capital Stock (including fractions of a share to four decimal places) that could have been purchased on that date with the dividends paid on the number of shares of Capital Stock equal to the number of Stock Credits in such Non-Employee Director’s account based on the Fair Market Value of the Capital Stock on that date.
     (b) Stock Dividends—In the event that a dividend shall be paid upon the Capital Stock of the Company in shares of Capital Stock, the number of Stock Credits in each Non-Employee Director’s Stock Credit account shall be adjusted by adding thereto additional Stock Credits equal to the number of shares of Capital Stock which would have been distributable on the Capital Stock represented by Stock Credits if such shares of Capital Stock had been outstanding on the date fixed for determining the stockholders entitled to receive such stock dividend.
     (c) Other Adjustments—In the event that the outstanding shares of Capital Stock of the Company shall be changed into or exchanged for a different number or kind of shares of stock or other securities of the Company or of another corporation, whether through reorganization, recapitalization, stock split-up, combination of shares, merger or consolidation, then there shall be substituted, for the shares of Capital Stock represented by Stock Credits, the number and kind of shares of stock or other securities which would have been substituted therefor if such shares of Capital Stock had been outstanding on the date fixed for determining the stockholders entitled to receive such changed or substituted stock or other securities.
     In the event there shall be any change, other than specified in this Section 2.4, in the number or kind of outstanding shares of Capital Stock of the Company or of any stock or other securities into which such Capital Stock shall be changed or for which it shall have been exchanged, then, if the Board of Directors shall determine, in its discretion, that such change equitably requires an adjustment in the number of Stock Credits or the Capital Stock represented by such Stock Credits, such adjustment shall be made by the Board of Directors and shall be effective and binding for all purposes of the Plan and on each outstanding Stock Credit account.
     Section 2.5 Change in Control. In the event of any threatened or actual change in control of the Company (as set forth in the Deferred Compensation Plan), issued and outstanding shares of Capital Stock equal to the aggregate number of Stock Credits in each Non-Employee Director’s Stock Credit account shall be contributed to a “rabbi trust” (within the meaning of Rev. Proc. 92-64) established by the Corporation. Any such trust shall be established as a grantor trust, of which the Corporation is the grantor, within the meaning of subpart E, part I, subchapter J, chapter 1, subtitle A of the Internal Revenue Code of 1986. Notwithstanding the

foregoing provisions of this Section 2.5 or any provision of the Plan to the contrary: (i) no assets shall be set aside in the deferred compensation trust or any other trust if the provisions of such trust restrict the assets of the trust in a manner that would result in a transfer of property as provided under Section 409A(b)(2) of the Code (relating to the employer’s financial health) or Section 409A(b)(3) of the Code (relating to the funding status of the employer’s defined benefit plans); and (ii) no contribution to any such trust may be made during any “restricted period” within the meaning of Section 409A(b)(3) of the Code.
     Section 2.6 Distribution of Stock Credits. The distribution of Stock Credit accounts shall be subject to the following terms and conditions:
     (a) Unless a Non-Employee Director has selected a different payment option as set forth below, upon the date of such Non-Employee Director’s Separation from Service (other than by reason of such Non-Employee Director’s death) , the Company shall issue to such Non-Employee Director that number of shares of Capital Stock equal to the whole number of Stock Credits in such Non-Employee Director’s Stock Credit account and cash equal to the fractional Stock Credits in such account multiplied by the Fair Market Value of the Capital Stock as of the date of Separation from Service.
     (b) In accordance with the procedures established by the Committee, a Non-Employee Director may elect, in his or her Stock Credit Election, to receive the Capital Stock represented by such Stock Credits in accordance with one of the following methods of payment: (i) in full on a specified date; or (ii) in full or in monthly or annual installments beginning upon the Non-Employee Director’s Separation from Service. Installment payments shall be made in substantially equal amounts over the period of months/years elected by the Non-Employee Director and shall be paid monthly/annually beginning on the date of the Non-Employee Director’s Separation from Service and continuing on each succeeding monthly/annual anniversary date thereof until fully paid.
     (c) Subject to such restrictions as may be established by the Committee, in its discretion, a Non-Employee Director may modify a prior distribution election by submitting a subsequent written distribution election (on a form approved and prescribed by the Committee); provided, however, a prior distribution election may only be changed if the following requirements are satisfied: (i) the change will not take effect until twelve (12) months after the election is made; (ii) the change must be made at least twelve (12) months prior to the previously scheduled payment date (or initial scheduled payment date in the case of installment payments); and (iii) the payment with respect to which the change is made must be deferred for at least five (5) years from the date the payment would otherwise have been made (or initial scheduled payment date in the case of installment payments); provided, further, the Committee may, in its discretion, authorize a Non-Employee Director to change a distribution election under any applicable transition rule authorized under Section 409A to the extent consistent therewith.
     Section 2.7 Distributions on Death. In the event of the death of a Non-Employee Director, the Stock Credit account to which he or she was entitled shall be converted to cash and distributed in a lump sum to such person or persons or the survivors thereof, including corporations, unincorporated associates or trusts, as the Non-Employee Director may have designated (unless such transaction will result in liability under Section 16 of the Exchange Act, or any successor law, in which case the Stock Credit account will be converted to shares of Capital Stock, rounded up to the nearest whole share, and so distributed). All such designations shall be made in writing, signed by the Non-Employee Director and delivered to the Company. A Non-Employee Director may from time to time revoke or change any such designation by written notice to the Company. If there is no unrevoked designation on file with the Company at the time of the Non-Employee Director’s death, or if the person or persons designated therein shall have all predeceased the Non-Employee Director or otherwise ceased to exist, such distributions shall be made to the Non-Employee Director’s estate. Any distribution under this Section 2.7 shall be made on the 30th day following the date of the Non-Employee Director’s death (or the next business day if such day is not a business day). In any case in which the Non-Employee Director’s Stock Credit account is to be converted to cash pursuant to this Section 2.7, such cash amount shall be determined by multiplying the number of whole and fractional shares of Capital Stock to which the Non-Employee Director’s Stock Credit account is equivalent by the Fair Market Value of the Capital Stock on the date of death.
ARTICLE III
Miscellaneous Provisions
     Section 3.1 Amendment and Discontinuance. The Board of Directors may alter, amend, suspend or discontinue the Plan, provided that no such action shall deprive any person without such person’s consent of any rights theretofore granted pursuant hereto. Notwithstanding the foregoing or any provision of this Plan to the contrary, that the Board of Directors may, in its sole discretion and without the Non-Employee Director’s consent, modify or amend the terms of the Plan or an Election, or take any other action it deems necessary or advisable, to cause the Plan to comply with Section 409A (or an exception thereto). The Board of Directors may, in its discretion, submit any proposed amendment to the Plan to the stockholders of the Company for approval and shall submit proposed amendments to the Plan to the stockholders of the Company for approval if such approval is required in order for the Plan to comply with Rule 16b-3 of the Exchange Act (or any successor rule).
     Section 3.2 Compliance with Governmental Regulations. Notwithstanding any provision of the Plan or the terms of any agreement entered into pursuant to the Plan, the Company shall not be required to issue any shares hereunder prior to registration of the shares subject to the Plan under the Securities Act of 1933 or the Exchange Act, if such registration shall be necessary or before compliance by the Company or any participant with any other provisions of either of those acts or of regulations or rulings of the Securities and Exchange Commission thereunder, or before compliance with other federal and state laws and regulations and rulings thereunder, including the rules of the New York Stock Exchange, Inc. The Company shall use its best efforts to effect such registrations and to comply with such laws, regulations and rulings forthwith upon advice by its counsel that any such registration or compliance is necessary.
     Section 3.3 Compliance with Section 16. With respect to persons subject to Section 16 of the Exchange Act, transactions under this Plan are intended to comply with all applicable conditions of Rule 16b-3 (or its successor rule). To the extent that any provision of the Plan or any action by the Board of Directors or the Committee fails to so comply, it shall be deemed null and void to the extent permitted by law and to the extent deemed advisable by the Committee.
     Section 3.4 Non-Alienation of Benefits. No right or interest of a Non-Employee Director in a Stock Credit account under the Plan may be sold, assigned, transferred, pledged, encumbered or otherwise disposed of except as expressly provided in the Plan; and no interest or benefit of any Non-Employee Director under the Plan shall be subject to the claims of creditors of the Non-Employee Director.
     Section 3.5 Withholding Taxes. To the extent required by applicable law or regulation, each Non-Employee Director must arrange with the Company for the payment of any federal, state or local income or other tax applicable to the receipt of Capital Stock or Stock Credits under the Plan before the Company shall be required to deliver to the Non-Employee Director a certificate for Capital Stock free and clear of all restrictions under the Plan.
     Section 3.6 Funding. No obligation of the Company under the Plan shall be secured by any specific assets of the Company, nor shall any assets of the Company be designated as attributable or allocated to the satisfaction of any such obligation. To the extent that any person acquires a right to receive payments from the Company under the Plan, such right shall be no greater than the right of any unsecured creditor of the Company. Notwithstanding any provision of this Plan to the contrary, if the Company maintains a separate trust fund or otherwise set asides assets to assure its ability to pay any benefits due under this Plan, neither the Non-Employee Director nor the Non-Employee Director’s beneficiary shall have any legal or equitable ownership interest in, or lien on, such trust fund, investment or any other asset of the Company.
     Section 3.7 Section 409A.
     (a) The provisions of this Plan and all elections made hereunder shall be administered, interpreted and construed in a manner necessary in order to comply with Section 409A or an exception thereto (or disregarded to the extent such provision cannot be so administered, interpreted or construed). It is intended that distribution events authorized under this Plan qualify as a permissible distribution events for purposes of Section 409A, and the Plan shall be interpreted and construed accordingly in order to comply with Section 409A. The Company reserves the right to accelerate, delay or modify distributions to the extent permitted under Section 409A.
     (b) For purposes of Section 409A and the Plan: (i) the right to installment payments shall be treated as the right to a single payment for purposes of distribution and/or deferral elections; and (ii) a payment shall be treated as made on the scheduled payment date if such payment is made at such date or a later date in the same calendar year or, if later, by the 15th day of the third calendar month following the scheduled payment date. Except as specified in Section 2.6, a Non-Employee Director shall have no right to designate the date of any payment under the Plan. Notwithstanding any provision herein to the contrary, if a Non-Employee Director is a “specified employee” for purposes of Section 409A (as determined in accordance with the procedures established by the Company), any payment to the Non-Employee Director due upon

Separation from Service will be delayed for a period of six months after the date of the Non-Employee Director’s Separation from Service (or, if earlier, the death of the Non-Employee Director). Any payment that would otherwise have been due or owing during such six-month period will be paid on the first business day of the seventh month following the date of Separation from Service.
     (c) Notwithstanding any provision of the Plan to the contrary contained herein and with respect to deferred compensation benefits that were earned and vested under this Plan prior to January 1, 2005 (as determined under Section 409A , “Grandfathered Benefits”), such Grandfathered Benefits shall be governed and administered solely by the terms of the Plan as in effect on December 31, 2004 as if such plan were a separate plan (“Grandfathered Plan”, a copy of which attached hereto as Appendix I). No amendments or other modifications shall be made to the Grandfathered Plan except as specifically provided therein and as set forth in a separate writing thereto, and no amendment or modification to the Plan shall be construed as an amendment or modification to the Grandfathered Plan.
     (d) Notwithstanding any provision of this Plan to the contrary, to the extent the timing of any benefit payment due under this Plan was modified pursuant to the transition guidance provided by the Internal Revenue Service concerning the time and form of payment, any such modification shall only apply to amounts that would not otherwise be payable in 2008 and may not cause an amount to be paid in 2008 that would not otherwise be paid in 2008. To the extent any such payment cannot be made in 2008 under the transition guidance, such payment will be made in January 2009.
     Section 3.8 Governing Law. The Plan shall be governed by and construed and interpreted in accordance with the internal laws of the Commonwealth of Pennsylvania, without regard to its conflict of law provisions.
     Section 3.9 Effective Date of Plan. The Plan became effective upon approval and adoption of the Plan by the holders of a majority of the outstanding shares of Capital Stock of the Company at the 1992 annual meeting of stockholders. The Plan as herein amended and restated shall be effective as of the date set forth on the signature page hereto.
[Signature on Following Page]

     This amendment and restatement of the Plan has been duly executed by the undersigned and is effective this 30th day of December, 2008.

Kennametal Inc.
By:	/s/ David W. Greenfield
Title: Vice President, Secretary and General Counsel

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